US CAPITAL GLOBAL LENDING LLC

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

To the undersigned Subscriber:

By signing and delivering this Subscription Agreement (this “Subscription Agreement”), you hereby agree with US CAPITAL GLOBAL LENDING LLC a Delaware limited liability company (the “Issuer”), and the Issuer, by signing and accepting this Subscription Agreement, hereby agrees with you, as follows:

1.            Sale and Purchase of Issuer Notes.

The Issuer has been formed under the laws of the State of Delaware and is governed by a Limited Liability Company Agreement this Subscription Agreement relates to the sale of notes by the Issuer. Capitalized terms used herein without definition have the meanings set forth in the Note Purchase Agreement.

Subject to the terms and conditions of, and in reliance upon the representations and warranties of the respective parties contained in, this Subscription Agreement:

(a)     You hereby subscribe for and agree to purchase from the Issuer the number of Notes (the “Notes”) specified on the signature page of this Subscription Agreement (the “Company”) (with the minimum purchase amount being five (5) Notes, at a price of $5,000 (the “Purchase Price”); and

(b)     If US Capital Global Investment Management LLC, the manager of the Issuer (the “Manager”) accepts your subscription, you agree to become a Note holder, upon the terms and conditions of the Note Purchase Agreement and this Subscription Agreement, and will be deemed to have signed and become a party to the Note Purchase Agreement.

(c)     You understand that this subscription is not binding on the Issuer until accepted by the Manager on behalf of the Issuer and may be accepted or rejected, in whole or in part, by the Manager in its sole and absolute discretion. The Manager may terminate this offer at any time.

2.            Deposit and Custodial Account.

You acknowledge that you are required to remit an amount equal to the Purchase Price for your Notes (the “Deposit”) at the time of the submission of this Subscription Agreement. The Deposit will be held in a custodial account by Bridge Bank. Upon the closing of the sale of Notes to you (the “Closing”), all funds in the account, including will be disbursed as described in the Offering Memorandum, to the Issuer’s operating account and your Notes will be issued. In the event that your subscription is rejected or the offering is canceled, then the Deposit will promptly be returned to you, without payment of accrued interest and without deduction. Upon commencement of the Closing, your agreement to purchase the Notes will become irrevocable and the Deposit will be nonrefundable.

3.            Power of Attorney.

You hereby irrevocably constitute and appoint the Manager (and any substitute or successor manager(s)) your true and lawful attorney in your name, place and stead:

(a)     To receive and pay over to (i) the account of the Issuer on your behalf, to the extent set forth in this Subscription Agreement, funds received hereunder, and (ii) to the account of US Capital Global Securities, LLC (“USCGS”), as placement agent for the Issuer, commissions as described in the Offering Memorandum,

(b)     To complete or correct, on your behalf, all documents to be executed by you in connection with your subscription for Notes, including, without limitation, filling in or amending amounts, dates, and other pertinent information,

(c)     To execute, acknowledge, swear to and file any counterparts of the Note Purchase Agreement to be entered into pursuant to this Subscription Agreement, any amendments to which you are a signatory, and any agreements or other documents relating to the obligations of the Issuer, and

This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of your Notes.

4.            Closing.

The Closing of the sale of Notes to you, and the subscription for and purchase by you of Notes, and issuance of your Notes, shall take place on such date as the Manager shall designate (the “Closing Date”).

5.            Conditions Precedent to the Issuer’s Obligations.

5.1    The Conditions Precedent. The obligations of the Issuer and the Manager to issue to you the Notes shall be subject to the fulfillment (or waiver by the Manager) prior to or at the time of the Closing, of the following conditions:

(a)     Representations and Warranties. The representations and warranties made by you in Section 6 shall be true and correct when made and at the time of the Closing.

(b)     Performance.  You shall have duly performed and complied with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by you prior to or at the time of the Closing.

5.2    Non-Fulfillment of Conditions. If any of the conditions specified in Section 5.1 shall not have been fulfilled by the Closing Date, the Issuer shall, at the Manager’s election, be relieved of all further obligations under this Subscription Agreement and the Note Purchase Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

6. Representations and Warranties of the Subscriber.

6.1 The Representations and Warranties. You represent and warrant to the Manager, the

Issuer and each other Person who is or who in the future becomes a Member, that:

(a)     Accuracy of Information. All of the information provided by you pursuant to this Subscription Agreement is true, correct and complete in all respects, and will continue to be true and correct as of the Closing Date. Any other information about you that you have provided to the Manager or the Issuer or to any of their Affiliates, including US Capital Global Securities, LLC, the placement agent for the offering of Notes, is correct and complete as of the date of this Subscription Agreement and will be correct as of the date of the Closing.   You undertake to notify the Issuer immediately of any change in any representation, warranty or other information relating to you set out in this Subscription Agreement which takes place prior to the Closing Date.  You consent to the disclosure of any information provided by you to the Issuer to any Government Authority, self-regulatory organization, or to any other Person to the extent the Manager deems advisable if compelled by law or called upon to establish the availability under any federal or state securities laws of an exemption from registration of the offering of the Notes or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Manager or the Issuer is a party or by which it is or may be bound.

(b) Offering Memorandum; Advice.

(1) You have either consulted your own legal, accounting, investment, tax and financial advisers about investing in the Notes and about the suitability of such an investment to you, or you have chosen not to consult with your own advisers despite the Manager’s recommendation that you do so. Any special acknowledgment set forth below with respect to any statement contained in the Offering Memorandum or the Supplement to the Offering Memorandum attached as Annex B to the Offering Memorandum (the “Supplement”) shall not be deemed to limit the generality of this representation and warranty.

(2) You have received a copy of the Offering Memorandum and the Supplement and the form of the Note Purchase Agreement and you understand the risks of, and other considerations relating to, a purchase of the Notes, including the risks set forth under the caption “Risk Factors” in the Offering Memorandum and the Supplement. You have been given access to, and prior to the execution  of  this  Subscription  Agreement  you  were  provided  with  an opportunity to ask questions of, and receive answers from, the Manager or any of its principals concerning the terms and conditions of the offering of Notes, and to obtain any other information which you and your investment representative and professional advisers reasonably requested concerning your investment in the Issuer in order to evaluate your investment and verify the accuracy of all information furnished to you regarding the Issuer. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory.

(3) You have relied only on the representations and information contained in the Offering Memorandum, the Supplement, the Note Purchase Agreement and this Subscription Agreement in formulating a decision to invest in the Issuer, and have not relied on other representations or information purported to be on behalf of the Manager or the Issuer.

(c)     Investment Representation and Warranty. You are acquiring your Notes for your own account for investment, and not with a view to distribute the Notes in violation of the Securities Act or applicable state laws.  You hereby agree that you will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of or interest in such Notes (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of or interest in the Notes) except in compliance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or other securities laws, and with the terms of the Note Purchase Agreement.

(d)     Residence. You maintain your permanent domicile at the address shown on the signature page of this Subscription Agreement and you are not merely transient or temporarily resident there

.

you are aware that:(e) Awareness of Risks and Conflicts of Interest. You represent and warrant that

(1)  The Issuer has a limited operating history;

(2)  There is no assurance of any income from your investment in Notes,

(3) The Notes involve a significant risk of loss as described in the Offering Memorandum and the Supplement, and you knowingly consent to all such risks;

(4) You consent to the payment of such fees and expenses as are set forth in the Offering Memorandum, the Supplement, the Note Purchase Agreement and the Company Appendix;

(5) The Issuer and the Manager are subject to conflicts of interest and potential conflicts of interest as described in the Offering Memorandum and the Supplement, and you consent to such conflicts of interest and potential conflicts of interest; and

(6) Any federal and/or state income tax benefits which may be available to you as an investor in the Notes may be lost through the adoption of new laws or regulations, changes to existing laws and regulations, and changes in the interpretation of existing laws and regulations. You further represent that you are relying solely on your own conclusions or the advice of your own counsel, tax adviser or investment representative with respect to tax aspects of an investment in the Notes.

(f) Capacity to Contract. If you are an individual, you represent that you are over

21 years of age and have the capacity to execute, deliver and perform this Subscription Agreement and the Note Purchase Agreement.  If you are not an individual, you represent and warrant that you are a corporation, limited liability company, partnership, association, joint stock company, trust or unincorporated organization, and were not formed for the specific purpose of acquiring the Notes.

(g) Power, Authority; Valid Agreement.

(1) You have all requisite power and authority to execute, deliver and perform your duties and obligations under this Subscription Agreement and the Note Purchase Agreement and to subscribe for and purchase or otherwise acquire your Notes;

(2) Your entry into and execution of this Subscription Agreement and the Note Purchase Agreement has been authorized by all necessary corporate or other action on your behalf; and

(3) This Subscription Agreement and the Note Purchase Agreement are each valid, binding and enforceable against you in accordance with their respective terms.

(h)    No Conflict; No Violation. The execution and delivery of this Subscription Agreement and the Note Purchase Agreement by you and the performance of your duties and obligations hereunder and thereunder:

(1) Do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) any charter, by-laws, trust agreement, partnership agreement, Note Purchase Agreement or other governing instrument applicable to you, (B) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your properties or any of their properties are subject;

(2) Do not require any authorization or approval under or pursuant to any of the foregoing; and

(3) Do not violate any statute, regulation, law, order, writ, injunction, judgment or decree to which you or any of your Affiliates is subject.

(i) No Default. You are not:

(1) In default (nor has any event occurred which with notice, lapse of time, or both, would constitute  a default) in the performance  of any obligation, agreement or condition contained in (A) this Subscription Agreement or the Operating  Agreement,  (B) any provision  of any charter,  by-laws,  trust agreement, partnership agreement, Note Purchase Agreement or other governing instrument applicable to you, (C) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your or any of their properties are subject, or

(2) In violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to you or any of your Affiliates.

(j)     No Litigation. There is no litigation, investigation or other proceeding pending or, to your knowledge, threatened against you or any of your Affiliates which, if adversely determined, would adversely affect your business or financial condition or your ability to perform your obligations under this Subscription Agreement or the Note Purchase Agreement.

(k)   Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on your part is required for the execution and delivery of this Subscription Agreement or the Note Purchase Agreement by you or the performance of your obligations and duties hereunder or thereunder.

6.2 Survival of Representations and Warranties. All representations and warranties made by you in Section 6.1 of this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, as well as any investigation at any time made by or on behalf of the Issuer, the issue and sale of Notes, and any subsequent disposition by you of the Notes.

6.3   Reliance. You acknowledge and agree that your representations, warranties, acknowledgments and agreements in this Subscription Agreement will be relied upon by the Issuer in determining your eligibility and suitability as a purchaser of Notes.

6.4      Further Assurances. You agree to provide, if requested, any additional information that may be requested or required to determine your eligibility to purchase the Notes and to execute and deliver any instruments and documents and take such other actions as may be necessary or reasonably requested by the Manager in order to give full effect to this Subscription Agreement and to carry out the intent of this Subscription Agreement.

6.5    Indemnification. You hereby agree to indemnify each of the Covered Persons, and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorneys’ fees (collectively, a “Loss”) due to or arising out of a breach of representation, warranty or agreement by you, whether contained in this Subscription Agreement or any other document provided by you to the Issuer or its Affiliates in connection with your investment in the Notes. You hereby agree to indemnify the Covered Persons, and to hold them harmless against all Loss arising out of the offer, sale or distribution of the Notes  by you  in violation  of the  Securities  Act  or other  applicable  law  or any misrepresentation or breach by you with respect to the matters set forth in this Subscription Agreement. In addition, you agree to indemnify the Covered Persons, and to hold such Persons harmless from and against, any and all Loss to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by you with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Subscription Agreement, you do not waive any right granted to you under any applicable securities law.

6.6    USA Patriot Act. You (a) are not, and are not controlled by, a Designated Person; (b) have not received funds or other property from a Designated Person; and (c) are not in breach of, nor the subject of, any action or investigation under any Anti-Terrorism Law. You are not engaged in, nor will you engage in, any dealings or transactions, and you are not and will not be otherwise associated, with any Designated Person.  You are in compliance, in all material respects, with the USA Patriot Act of 2001.  You have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws (including, to the extent that you are not an individual, the requirement that (x) no person who owns any direct or indirect interest in the Subscriber entity, if any, for whom you are acting as agent or trustee is a Designated Person, and (y) funds invested directly or indirectly in such entity are derived from legal sources). For these purposes:

(a)     “Anti-Terrorism Law” means each of: (1) the Executive Order (as defined below); (2) the USA Patriot Act of 2001 (Title III of Pub.L. 107-56); (3) the Money Laundering Control Act of

1986 (18 U.S.C. § 1956); and (4) any other law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any United States governmental authority now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism;

(b)     “Designated Person” means any person who: (1) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Asset Control pursuant to authorizing statute, executive order or regulation; (2) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s), or engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner violative of Section 2 of the Executive Order; or (3) is an agency of the government of a country, an organization controlled by a country, or a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Asset Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and

(c)     “Executive Order”  means  Executive  Order  No.  13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, issued on September 23, 2001.

6.7    Personal Information.  You acknowledge that this Subscription Agreement requires you to provide certain personal information to the Issuer.  Such information is being collected and will be used by the Issuer for the purposes of completing the proposed offering of Notes, which includes, without limitation, determining your eligibility to purchase the Notes under applicable federal and states securities laws and completing filings required under those laws. You agree that your personal information may be disclosed by the Issuer in accordance with the Privacy Notice set forth in the Offering Memorandum.  By executing this Subscription Agreement, you consent to the foregoing collection, use and disclosure of your personal information.

6.8    Legal Counsel.  You acknowledge that legal counsel to the Manager and its affiliates has acted as legal counsel solely to the Manager and its affiliates, and not as counsel to yourself or to any other subscriber or investor, in connection with the negotiation, drafting and implementation of the terms and conditions of this Subscription Agreement, that you have not relied on any advice from legal counsel to the Manager and its affiliates and that you have had (and if desired, you have taken) the opportunity to be represented by legal counsel of your choosing in connection with all such matters.

6.9    Acknowledgements Regarding the Underlying Investment.  You acknowledge that as a noteholder you will not own any particular asset (including any Company Security) held by the Issuer, and will own only an interest in your Notes. You acknowledge that each Company Security of the Issuer is owned solely by the Issuer. You acknowledge and agree that your ownership of Notes will not entitle you to any title in, or to the whole or any part of, the Securities or any right to call for a partition or division of the same or for an accounting. You acknowledge that neither the Manager nor the Issuer is affiliated with the issuer of any Company Security and that no representation, warranty, covenant or promise of any kind is, or can be, made to you for or on behalf of any such issuer or regarding any such issuer, its business prospects or its securities.  You acknowledge that you and your personal financial, accounting, tax, investment and legal advisers are solely responsible for conducting your own due diligence investigation of the issuer or prospective issuer of any Issuer Security before you invest in Notes. Accordingly, you acknowledge and agree that any such information:

(a) is not provided by or on behalf of such issuer or prospective issuer;

(b) is provided for general informational purposes only;

(c) has been obtained from sources reasonably and independently available to you;

(d) is necessarily limited and incomplete; and

(e) may be partly or wholly inaccurate.

You further acknowledge and agree that the Manager and its Affiliates have no means of verifying, and absolutely do not represent or warrant in any respect, the truth or accuracy of such information. The Manager and its Affiliates fully disclaim any information obtained from third party sources in connection with the offering of Notes. You agree, to the fullest extent permitted by applicable law, to indemnify each Covered Person and to hold each Covered Person harmless from and against any Loss due to, arising out of, or based upon the provision, accuracy or completeness of such information or your reliance on such information.

6.10   You acknowledge that the Issuer in not registered as an investment company under the Investment Company Act and that the Issuer is relying on an exemption from such registration under Section 3(c)(1) of the Investment Company Act. You represent and warrant that if you are a private investment company that relies on the Section 3(c)(1) exemption from registration under the Investment Company Act, (a) each of your beneficial owners is an “accredited investor” as defined in Section 6.1(d) of this Subscription Agreement, (b) neither you nor any such beneficial owner was formed for the purpose of investing in the Issuer, (c) neither you nor any such beneficial owner will invest more than 40% of its committed capital in the Issuer, and (d) the shareholders, partners, plan participants and other holders of equity or beneficial interests in any such beneficial owner are not able to (1) individually decide whether to participate or the extent of their participation in Notes or (2) otherwise direct the allocation of any of such beneficial owner’s assets.

6.11   You acknowledge that, as a result of provisions of the Investment Company Act, unless waived by the Manager, no corporation, partnership, limited liability company, trust, association or other entity may own 10% or more of the outstanding Notes, unless, at the time of such entity’s investment in the Issuer, such entity represents that it does not have more than 10% of its assets invested in one or more companies (including the Issuer) that rely on the exclusion from the definition of “investment company” under Section 3(c)(1) of the Investment Company Act. If any such entity subscribes for Notes, unless it furnishes to the Manager the required representations or the Manager waives this provision, the Issuer may limit the Notes, if any, issued to such entity to less than 10% of the Notes.   If such entity’s subscription is for a greater amount and such representations are not made, the difference may be refunded.

7.            Certain Agreements and Acknowledgments of the Subscriber.

You understand, acknowledge and agree that:

(a)    Acceptance.  Your subscription to purchase Notes contained in this Subscription Agreement may be accepted or rejected, in whole or in part, by the Manager in its sole and absolute discretion. No subscription shall be accepted or deemed to be accepted until you have been admitted as a Member on the Closing Date. Such admission shall be deemed an acceptance of this Subscription Agreement by the Issuer and the Manager for all purposes.

(b)   No Recommendation. No federal or state authority has made a finding or determination as to the fairness for investment of the Notes and no federal or state authority has recommended or endorsed or will recommend or endorse the offering of Notes.

(c)     No Disposition. You will not, directly or indirectly, assign, transfer, offer, sell, pledge,

hypothecate or otherwise dispose of all or any part of your Notes (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Notes) except in accordance with the registration provisions of the Securities Act and any applicable state or other securities laws, or with an exemption from such registration provisions, and with the terms of the Note Purchase Agreement.

(d)     Update Information. If there should be any change in the information provided by you to the Manager or its Affiliates (whether pursuant to this Subscription Agreement or otherwise) prior to your purchase of any Notes or anytime thereafter, you agree to immediately furnish such revised or corrected information to the Issuer.

(e)   Confidentiality. By executing and delivering this Subscription Agreement, you covenant with the Manager and the Issuer that, except with the prior written permission of the Manager, you shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information contained in the Offering Memorandum, the Supplement or the Note Purchase Agreement, any annex, exhibit or appendix thereto, or any other information provided to you by the Manager or its Affiliates.

8.            General Contractual Matters.

8.1    Amendments and Waivers. This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of you and the Manager.

8.2    Assignment. You agree that neither this Subscription Agreement nor any rights which may accrue to you hereunder may be transferred or assigned.

8.3    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when personally delivered, sent by registered or certified mail, return receipt requested, sent by an internationally recognized overnight delivery service or sent by electronic mail:

(a) If to you, to you at the address set forth above your signature to this Subscription Agreement, or to such other address as you shall have furnished to the Issuer in writing, and

(b)     If to the Issuer, to the Manager at 555 Montgomery Street, Suite 1501, San Francisco, CA 94111, or to such other address or addresses as the Manager shall have furnished to you in writing; provided, that any notice to the Issuer shall be effective only if and when received by the Manager.

8.4    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR “BLUE SKY” LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

8.5    Electronic Signatures.  The Issuer shall be entitled to rely on delivery by email, facsimile machine or other electronic means of an executed copy of this Subscription Agreement, and acceptance by the Manager of such facsimile or electronic copy (in counterparts as provided in Section) shall be legally effective to create a valid and binding agreement between you and the Issuer in accordance with the terms hereof.

8.6    Descriptive Headings. The descriptive headings in this Subscription Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Subscription Agreement.

8.7    Singular, Plural and Gender. Where the context so requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, the feminine and the neuter.

8.8    Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

8.9    Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

8.10   Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns.

8.11   Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR ANY MATTER ARISING HEREUNDER.

8.12   Arbitration. The parties agree to submit all controversies relating to the subject matter of this Subscription Agreement or an investment in the Notes to arbitration in accordance with the following provisions and understand that:

(a) Arbitration is final and binding on the parties.

(b)The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)     The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)     The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)     All controversies which may arise between the parties concerning this Subscription Agreement or an investment in the Notes shall be determined by arbitration pursuant to the Financial Industry Regulatory Authority, Inc. (“FINRA”) Codes of Arbitration Procedures or any successor FINRA arbitration rules then in effect. The parties agree that arbitration hearings shall be held in San Francisco, California, unless the parties mutually agree to another arbitration venue or FINRA designates another venue. Judgment on any award of any such arbitration may be entered in the courts of the State of California or in any other court having jurisdiction of the party against whom such award is rendered.

(g)     Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

N/A

8.13   Attorneys’ Fees. If any action at law or in equity (including arbitration) is undertaken to enforce or interpret the terms of this Agreement, the Offering Memorandum, the Supplement, the Note Purchase Agreement or any related documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

[Signature page follows]

SIGNATURE

If you are in agreement with the foregoing, please sign the enclosed counterparts of this Subscription Agreement and return such counterparts of this Subscription Agreement, along with copies of government-issued identification*, to the Manager. This Subscription Agreement is hereby agreed to by the undersigned as of the        day of            , 20___.

Subscriber Information

__________________________________________________________________________________

Subscriber Name (Please print)

__________________________________________________________________________________

Residence or Office Address

__________________________________________________________________________________

City, State, Zip Code

__________________________________________________________________________________

Mailing Address (include only if different from residence/office address above)

__________________________________________________________________________________

City, State, Zip Code

Total Purchase Price                                              $                         (Minimum of $5,000)

Signature of Subscriber

Name of Subscriber (Print): ______________________________________________________________

__________________________________________________________________________________

Signature of Subscriber, or by an Authorized Representative if Subscriber is not an Individual

Date of execution by Subscriber: ________________________________________________________

Social Security or Taxpayer I.D. No. (Must be completed): ____________________________________

Acceptance of Subscription

US CAPITAL GLOBAL LENDING LLC

By: US CAPITAL GLOBAL INVESTMENT MANAGEMENT, LLC, Manager

By: ___________________________________________

Jeffrey Sweeney, Co-Managing Partner

* If you are subscribing as an individual, you must provide a copy of government-issued identification such as a driver’s license or passport. If subscribing on behalf of an entity, you must provide a copy of the entity’s certificate of formation, trust or other organizational document, and a copy of government-issued identification such as a driver’s license or passport of the person authorized to enter into this Subscription Agreement.